EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-43944 and 333-63914).

Arthur Andersen LLP

San Jose, California
March 19, 2002